Exhibit 99.1
Synthesis Energy Systems Announces First Quarter 2011 Financial Results
HOUSTON, November 10, 2010 — Synthesis Energy Systems, Inc. (Nasdaq: SYMX), an advanced technology company that provides equipment, technology and engineering services for the conversion of ultra low cost feed stocks into high value energy and chemical products, today announced financial results for the first quarter of fiscal 2011 ended September 30, 2010.
“During the first quarter, our Zao Zhuang plant operated well at 100% availability and with continued operating margin improvement. We also continued to advance the construction progress on our Yima joint venture project,” stated Robert Rigdon, President and CEO. “Governments and commercial interests in China, India, and other emerging markets have identified our technology as a potential high-value solution to the twin challenges of rising demand for clean energy and the need for energy security based on reliable domestic resources. Based on our current discussions with these interested parties, we remain confident that our commercialization strategy will succeed in generating significant additional revenues over the coming months and years.”
First Quarter 2011 Financial Results (Unaudited)
Total revenue for the three months ended September 30, 2010, was $1.6 million, a decrease of $0.7 million compared to the $2.3 million in revenue reported for the three months ended September 30, 2009.
Product sales from the Company’s Zao Zhuang joint venture plant were $1.4 million for the three months ended September 30, 2010, compared to $1.6 million for the three months ended September 30, 2009. For the three-month period ended September 30, 2010 and 2009, the plant operated for 31% and 54% of the time, respectively as a result of extended shut downs by its customer during the period. Accordingly, product sales decreased due to reduced syngas production and oxygen sales. For the three months ended September 30, 2010 and 2009, the plant’s availability for production was 100% and 98%, respectively, resulting in capacity fee revenue of $0.9 million and $0.7 million, respectively.
Other revenues for the three months ended September 30, 2009 of $0.6 million were generated from engineering services provided to the Yima joint ventures.
Technology licensing and related services revenues for the three months ended September 30, 2010 and 2009, were $0.2 million and $0.1 million, respectively, and were generated from coal testing, feasibility studies and other technical services provided in association with the Company’s technology licensing business.

The Company’s operating loss for the first quarter of fiscal 2011 was $3.9 million compared to an operating loss of $4.9 million for the first quarter of fiscal 2010. The $1.0 million improvement in the operating loss was due to a $0.9 million consulting fee expense recorded in the first quarter of fiscal 2010, an improved operating margin at the Zao Zhuang joint venture plant, and lower stock-based compensation expense. These items were partially offset by the fiscal 2010 period’s engineering services revenue of $0.6 million earned from Yima Coal Industry (Group) Co., Ltd. and an increase in G&A expenses resulting from royalty payments to GTI and new business development activities.
The net loss for the first quarter of fiscal 2011 was $3.8 million, or ($0.08) per share, versus a net loss of $5.0 million, or ($0.10) per share, for the prior year’s first quarter.
At September 30, 2010, the Company had cash and cash equivalents of $37.7 million and working capital of $34.2 million.
Corporate Highlights:
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The Company strengthened its engineering and technical team with the appointment of John Winter, Ph.D., as Senior Vice President of Engineering and Project Operations. Dr. Winter has over 30 years of experience in the petrochemical industry with more than 15 years of experience in gasification stemming from Texaco and later GE where he was the Chief Engineer for GE’s Gasification business. After leaving GE, Dr. Winter was Vice President of Engineering at Evergreen Energy, Inc., a leading green energy solutions company, and most recently Senior Vice President of Technology at Range Fuels, Inc.

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The Company presented data on the Company’s U-GAS® technology for the gasification of lignite and other low rank coals at the Gasification Technologies Conference 2010 in Washington, DC, on November 2.

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The Company presented at GE’s Aeroderivative Technical Conference on October 26, 2010, in Johannesburg, South Africa. The program included speakers from GE, ESKOM, KS Energy, IEG and SES who covered utility, fuel supply, gasification and EPC topics as it relates to a distributed 50 MW IGCC power solution.

Conference Call Information
Senior management will hold a conference call today at 8:00 a.m. Eastern Time to review the Company’s financial results for the first quarter of fiscal 2011 ended September 30, 2010, and provide an update on corporate developments.
To access the live webcast, please log onto the Company’s website at www.synthesisenergy.com. Alternatively, callers may participate in the conference call by dialing (800) 230-1096. An archived version of the webcast will be available on the Company’s website through December 31, 2010. A telephone replay of the conference call will be available approximately two hours after the completion of the call through Friday, November 19, 2010. Callers can access the replay by dialing (800) 475-6701; the PIN access number is 176821.

About Synthesis Energy Systems, Inc.
Synthesis Energy Systems provides advanced technology products, including its U-GAS® fluidized bed gasification technology and related services and equipment, to enable the clean conversion of low cost coal and biomass feed stocks into high value energy and chemical products, such as transportation fuel and ammonia. U-GAS® technology, which the Company licenses from the Gas Technology Institute, gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the Company’s ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the Company’s ability to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. The Company currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the Company’s early stage of development, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the Zao Zhuang joint venture, its ability to complete the expansion of the Zao Zhuang project, its ability to obtain the necessary approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol and the sufficiency of internal controls and procedures. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
ann.tanabe@synthesisenergy.com
MBS Value Partners, LLC
Matthew D. Haines
Managing Director
(212) 710-9686
Matt.Haines@mbsvalue.com

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	June 30,
	2010	2010
ASSETS

Current assets:
Cash and cash equivalents	$37,654	$42,573
Accounts receivable	2,298	2,672
Prepaid expenses and other currents assets	1,759	1,875
Inventory	1,090	983

Total current assets	42,801	48,103
Construction-in-progress	508	565
Property, plant and equipment, net	35,249	35,316
Intangible asset, net	1,233	1,272
Investment in Yima joint ventures	32,734	32,430
Other long-term assets	2,845	2,895

Total assets	$115,370	$120,581

LIABILITIES AND EQUITY

Current liabilities:
Accrued expenses and accounts payable	$5,789	$7,008
Deferred revenue	497	522
Current portion of long-term bank loan	2,298	2,268

Total current liabilities	8,584	9,798
Long-term bank loan	5,686	6,744

Total liabilities	14,270	16,542

Equity:
Common stock, $0.01 par value: 200,000 shares authorized: 48,429 and 48,337 shares issued and outstanding, respectively	484	483
Additional paid-in capital	198,994	198,720
Deficit accumulated during development stage	(100,191)	(96,449)
Accumulated other comprehensive income	2,391	1,836

Total stockholders’ equity	101,678	104,590
Noncontrolling interests in subsidiaries	(578)	(551)

Total equity	101,100	104,039

Total liabilities and equity	$115,370	$120,581

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009
Revenue:
Product sales and other — related parties	$1,417	$2,236
Technology licensing and related services	205	65

Total revenue	1,622	2,301

Costs and Expenses:
Costs of sales and plant operating expenses	1,307	1,737
General and administrative expenses	3,186	3,081
Project and technical development expenses	85	1,020
Stock-based compensation expense	227	598
Depreciation and amortization	680	722

Total costs and expenses	5,485	7,158

Operating loss	(3,863)	(4,857)

Non-operating (income) expense:
Equity in losses of Yima joint ventures	54	—
Foreign currency gain	(255)	—
Interest income	(39)	(38)
Interest expense	146	180

Net loss	(3,769)	(4,999)

Less: net loss attributable to noncontrolling interests	27	422

Net loss attributable to stockholders	$(3,742)	$(4,577)

Net loss per share:
Basic and diluted	$(0.08)	$(0.10)

Weighted average common shares outstanding:
Basic and diluted	48,352	48,148

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